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                                                                    Exhibit 23.2

                              CONSENT OF KPMG LLP

The Board of Directors
USFreightways Corporation

We consent to the use of our report incorporated by reference in this Registration Statement on Form S-3 of USFreightways Corporation and to the reference of our firm under the heading "Experts" in the prospectus.


KPMG LLP

Chicago, Illinois
January 27, 2000